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                                                                      EXHIBIT 23





                        INDEPENDENT AUDITORS' CONSENT
                        =============================



THE LUBRIZOL CORPORATION


  We consent to the incorporation by reference in Registration Statement No. 2-99983 on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement No. 33-430 on Form S-8, in Registration Statement No. 33-2842 on Form S-8, in Registration Statement No. 33-29409 on Form S-8, in Registration Statement No. 33-42211 on Form S-8 and in Registration Statement No. 33-68246 on Form S-3 of our report dated February 14, 1995, incorporated by reference in this Annual Report on Form 10-K of The Lubrizol Corporation for the year ended December 31, 1994.

    /s/Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Cleveland, Ohio
March 27, 1995